                                                                   Exhibit 25.1
===============================================================================

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)           |__|

                           ---------------------------

                            BNY MIDWEST TRUST COMPANY
                 (formerly known as CTC Illinois Trust Company)
               (Exact name of trustee as specified in its charter)

Illinois                                                    36-3800435
(State of incorporation                                     (I.R.S. employer
if not a U.S. national bank)                                identification no.)

2 North LaSalle Street
Suite 1021
Chicago, Illinois                                           60602
(Address of principal executive offices)                    (Zip code)

                           ---------------------------

                               MICHAEL FOODS, INC.
               (Exact name of obligor as specified in its charter)

Minnesota                                                   41-0498850
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                              Farm Fresh Foods, Inc
               (Exact name of obligor as specified in its charter)

Nevada                                                      91-2086470
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                   Kohler Mix Specialties of Connecticut, Inc.
               (Exact name of obligor as specified in its charter)

Connecticut                                                 41-1938090
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                         Michael Foods of Delaware, Inc
               (Exact name of obligor as specified in its charter)

Delaware                                                    41-1579532
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                               Casa Trucking, Inc
               (Exact name of obligor as specified in its charter)

Minnesota                                                   22-3493806
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                 Crystal Farms Refrigerated Distribution Company
               (Exact name of obligor as specified in its charter)

Minnesota                                                   41-1669454
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                          Kohler Mix Specialities, Inc
               (Exact name of obligor as specified in its charter)

Minnesota                                                   41-0845810
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                               M-Foods Dairy, LLC
               (Exact name of obligor as specified in its charter)

Delaware                                                    84-1582879
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                             M-Foods Dairy TXCT, LLC
               (Exact name of obligor as specified in its charter)

Delaware                                                    84-1583749
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                                Midwest Mix, Inc.
               (Exact name of obligor as specified in its charter)

Minnesota                                                   41-0947334
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                            Minnesota Products, Inc.
               (Exact name of obligor as specified in its charter)

Minnesota                                                   41-1394918
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                       Papetti's Hygrade Egg Products, Inc
               (Exact name of obligor as specified in its charter)

Minnesota                                                   22-3493805
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                                Northern Star Co.
               (Exact name of obligor as specified in its charter)

Minnesota                                                   41-1468193
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                              M.G. Waldbaum Company
               (Exact name of obligor as specified in its charter)

Nebraska                                                    47-0445304
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                          Papetti Electroheating Corp.
               (Exact name of obligor as specified in its charter)

New Jersey                                                  22-3301353
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                                    WFC, Inc.
               (Exact name of obligor as specified in its charter)

Wisconsin                                                   41-1698341
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                             Wisco Farm Cooperative
               (Exact name of obligor as specified in its charter)

Wisconsin                                                   39-1524981
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

Suite 324
Signal Bank Building
5353 Wayzata Boulevard
Minneapolis, Minnesota                                               55416
(Address of principal executive offices)                             (Zip code)

                           ---------------------------

              11-3/4% Senior Subordinated Notes due 2011, Series B
                       (Title of the indenture securities)

===============================================================================

1.       GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.
-------------------------------------------------------------------------------
                       Name                               Address
-------------------------------------------------------------------------------
        Office of Banks & Trust Companies of   500 E. Monroe Street
        the State of Illinois                  Springfield, Illinois 62701-1532

        Federal Reserve Bank of Chicago        230 S. LaSalle Street
                                               Chicago, Illinois 60603

         (b)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         None.

16.      LIST OF EXHIBITS.

         EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7a-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(d).

         1. A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

         2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-47688.)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-47688.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE


         Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 9th day of July, 2001.


                                  THE BANK OF NEW YORK


                                  By:          /s/ J. BARTOLINI
                                       ---------------------------------------
                                        Name:      J. BARTOLINI
                                        Title:     VICE PRESIDENT

                            OFFICE OF BANKS AND REAL ESTATE
                          BUREAU OF BANKS AND TRUST COMPANIES

                            CONSOLIDATED REPORT OF CONDITION
                                           OF

                               BNY MIDWEST TRUST COMPANY
                               208 WEST JACKSON BOULEVARD
                                       SUITE 700
                                CHICAGO, ILLINOIS 60606

Including the institution's domestic and foreign subsidiaries completed as of the close of business on September 30, 2000, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.


             ASSETS                                             THOUSANDS OF DOLLARS
             ------                                             --------------------
1.  Cash and Due from Depository Institutions ..............             23,538

2.  U.S. Treasury Securities ...............................                -0-

3.  Obligations of States and Political Subdivisions........                -0-

4.  Other Bonds, Notes and Debentures ......................                -0-

5.  Corporate Stock ........................................                -0-

6.  Trust Company Premises, Furniture, Fixtures and Other
    Assets Representing Trust Company Premises .............                234

7.  Leases and Lease Financing Receivables..................                -0-

8.  Accounts Receivable ....................................              3,706

9.  Other Assets ...........................................

    (Itemize amounts greater than 15% of Line 9)
            Goodwill and Intangibles ......................              49,681

10. TOTAL ASSETS ..........................................              77,159

                            OFFICE OF BANKS AND REAL ESTATE
                          BUREAU OF BANKS AND TRUST COMPANIES

                            CONSOLIDATED REPORT OF CONDITION
                                           OF

                               BNY MIDWEST TRUST COMPANY
                               208 WEST JACKSON BOULEVARD
                                       SUITE 700
                                CHICAGO, ILLINOIS 60606



             LIABILITIES                                          THOUSANDS OF DOLLARS
             -----------                                          --------------------
11.  Accounts Payable ....................................                -0-

12.  Taxes Payable .......................................                -0-

13.  Other Liabilities for Borrowed Money ................              7,000

14.  Other Liabilities ...................................

     (Itemize amounts greater than 15% of Line 14)

            Reserve for Taxes ......................2,853

                                                                        3,289

15.  TOTAL LIABILITIES ..................................              10,289


              EQUITY CAPITAL
              --------------

16.  Preferred Stock ....................................                 -0-

17.  Common Stock .......................................               2,000

18.  Surplus ............................................              62,130

19.  Reserve for Operating Expenses .....................                 -0-

20.  Retained Earnings (Loss) ...........................               2,740

21.  TOTAL EQUITY CAPITAL ...............................              66,870

22.  TOTAL LIABILITIES AND EQUITY CAPITAL ...............              77,159

I, Robert L. DePaola, Vice President
   ---------------------------------------------------------------------------
               (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                                   Robert L. DePaola
                      -----------------------------------------------
                      (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me is 26th day of October, 2000
                                       --        -------  ----

My Commission expires December 31, 2001.
                      -----------------

                                     Carmelo C. Casella, Notary Public
                                     ------------------
                                                 (Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.


          Jennifer Barbieri                        (212) 437-5520
-----------------------------------------     ----------------------------
                 Name                          Telephone Number (Extension)